Exhibit 10.1
                                MERGER AGREEMENT


         This merger agreement is dated as of October 29, 2004, and is between CONTINUUM GROUP C INC., a Nevada corporation ("Parent"), and PREMIER ALLIANCE GROUP, INC., a North Carolina corporation and a wholly owned subsidiary of Parent ("Sub").

         The parties agree as follows:

     1. Merger. (a) The parties shall cause Sub to be merged into Parent. At the Effective Time, the separate existence of Sub will cease and all outstanding shares of capital stock of Sub will automatically be cancelled without any consideration being issued for those shares. Parent will survive the Merger and continue its existence as the surviving corporation, all in accordance with the Nevada General Corporation Law, the General Statutes of North Carolina, and this agreement. The name of the surviving corporation will be "Premier Alliance Group, Inc." until such time as its name is changed in accordance with the Nevada General Corporation Law.

                (b) Promptly after the parties sign and deliver this agreement, they shall cause to be filed with the Nevada Secretary of State and the North Carolina Secretary of State articles of merger reflecting the Merger. The Merger will become effective upon filing of those articles of merger (the time of effectiveness of the Merger, the "Effective Time").

     2. Directors and Officers of Parent. The directors and officers of Parent in office immediately prior to the Effective Time will be the directors and officers of the surviving corporation, to serve in accordance with the bylaws of Parent until their respective successors are duly elected or appointed and qualified.

     3. Governing Documents. The articles of incorporation and bylaws of Parent as in effect immediately prior to the Effective Time will be the articles of incorporation and bylaws of the surviving corporation, until such time as they are amended in accordance with their terms and as provided by law.

     4. Further Assurances. From time to time, each of Parent and Sub shall sign and deliver any documents, and take any actions, appropriate or necessary in order to effect the purposes of this agreement.

     5. Effect on Parent's Stock. The Merger will have no effect on Parent's capital stock.

     The parties are signing this agreement as of the date stated in the introductory clause.

CONTINUUM GROUP C INC.                 PREMIER ALLIANCE GROUP, INC.


By:  /s/ Mark S. Elliott                  By:    /s/ Mark S. Elliott
    --------------------------------          ----------------------------------
    Mark S. Elliott                           Mark S. Elliott
    President                                 Secretary